                                                                  EXHIBIT 10.21

                               STOCK PURCHASE AGREEMENT
                                    BY AND BETWEEN
              CROW FAMILY PARTNERSHIP, L.P. AND THE CARREKER GROUP, INC.

     This Stock Purchase Agreement (the "Agreement"), dated as of January 10, 1997, is entered into by and between Crow Family Partnership, L.P., a Texas limited partnership ("Buyer"), and The Carreker Group, Inc., a Texas corporation ("Seller").

                                     WITNESSETH:

     WHEREAS, on the terms and subject to the conditions set forth herein, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, a total of 35,000 shares of the Class A Voting Common Stock, no par value, of Seller, at a purchase price of $23.83 per Share;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. PURCHASE OF SHARES. On the terms and subject to the conditions set forth herein and in reliance upon the representations and warranties of Seller in Section 3, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell and transfer to Buyer, at the Closing (as defined below) 35,000 shares (the "Shares") of Class A Voting Common Stock, no par value, of Seller for an aggregate purchase price of $834,050 ($23.83 per share).

     2. CLOSING AND DELIVERY. The closing of the purchase and sale of the Shares (the "Closing") shall take place at 2 p.m., Dallas time, on January
10, 1997, at the offices of Seller, or at such other time or place as may be mutually agreed upon by Buyer and Seller. At the Closing, Buyer will deliver to Seller $834,050 in same-day funds and Seller will deliver to Buyer a certificate for the Shares, duly executed and registered in the name of Buyer.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that:

          (a) CORPORATE ORGANIZATION AND STANDING: POWER AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions where Seller owns or leases property or where the nature of Seller's business requires such qualification. Seller has full power and authority to own its properties, to carry on its business and to hold under lease the properties it holds under lease. Seller has full power and authority to enter into this Agreement and to perform the transactions contemplated hereby. Accurate and complete copies of the Articles of Incorporation and By-laws of Seller have been delivered to Buyer.

          (b) CAPITAL STOCK. The authorized capital stock of Seller consists of 17,500,000 shares, of which (a) 12,500,000 shares are Common Stock, no par value, of which (i) 12,000,000 Shares are classified as Class A Voting Common Stock ("Class A Common Stock") and (ii) 500,000 Shares are classified as Class B Non-Voting Common Stock ("Class B Common Stock"), and
(b) 5,000,000 Shares are preferred stock, no par value. The relative rights, preferences and limitations of the Class A Common Stock and the Class B Comon Stock are identical, except that the Class B Common Stock does not have voting rights. On the date hereof, 926,071 shares of Class A Common Stock (excluding treasury shares) and 3,167 shares of Class B Common Stock are issued and outstanding, and are owned by the persons and entities in the numbers identified in Schedule 3(b). No shares of preferred stock are outstanding. Except as set forth in Schedule 3(b), there are no outstanding subscriptions, options, warrants, rights, calls, commitments, preemptive rights, rights of first refusal or similar rights, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance, transfer or sale of any shares of the capital stock of the Company, other than as contemplated by this Agreement.

          (c) AUTHORIZATION AND ENFORCEABILITY. Prior to the Closing, all corporate action on the part of Seller, its directors and Shareholders necessary for the authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby will have been taken. This Agreement is a legal, valid and binding obligation of Seller and enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors, rights generally or by the availability of equitable remedies.

          (d)  VALID ISSUANCE OF CAPITAL STOCK.

               (i) The Shares, when issued, sold and delivered in accordance with the provisions of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and, assuming the accuracy of the representation and warranty of Buyer set forth in Section 4(d), will be issued in compliance with all applicable federal and state securities laws. The Shares, when sold and delivered to Buyer in accordance with the provisions of this Agreement, will not have been issued in violation of any contractual or statutory preemptive rights.

               (ii) The outstanding shares of Common Stock of Seller have been duly and validly authorized, issued and delivered, and are validly outstanding, fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws. Immediately after the issuance and sale of the Shares to Buyer and assuming the closing of the transaction with

Antinori Software, Inc., as disclosed on Schedule 3(b), the ownership of the capital stock of the Company shall be as listed on Schedule 3(d).

          (e) TITLE TO AND CONDITION OF ASSETS. Seller has good and marketable title to all property reflected on the Balance Sheet (as hereinafter defined) (except property sold or otherwise disposed of in the ordinary course of business after November 30, 1996), free and clear of all mortgages, liens, security interests, pledges, charges, claims, encumbrances and restrictions of any nature whatsoever, except as described on Schedule 3(e). All tangible assets (whether owned or leased) utilized by Seller in its business are in good operating condition and repair, subject to normal wear and tear. Seller has good and marketable title to all of the assets necessary to conduct its business as presently conducted or as proposed to be conducted.

          (f) NO INVESTMENTS. Except as set forth in Schedule 3(f), the Company does not own or control, directly or indirectly, any capital stock or other equity, debt, ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

          (g) FINANCIAL STATEMENTS. Copies of the balance sheet of Seller as of November 30, 1996 (the "Balance Sheet"), the related statement of income for the 10 months then ended, and Seller's audited financial statements as of and for the years ending January 31, 1996 and January 31, 1995 (collectively, the "Financial Statements"), have been delivered to Buyer. The Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods, except as may be otherwise expressly indicated, and present fairly the financial condition of Seller as of the dates and the results of operations of Seller for the periods indicated.

          (h) LIABILITIES. Seller has no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected on the Balance Sheet or in the notes thereto, except for liabilities incurred since such date in the ordinary course of business.

          (i) PROPRIETARY RIGHTS. Seller owns or has the unrestricted right to use all proprietary rights (including patents, trademarks, service marks, tradenames, software and applications therefor or licenses thereto) used in its business. To the best of Seller's knowledge, all such proprietary rights are in good standing and uncontested and do not violate or infringe on the proprietary rights of any third party. To the best of Seller's knowledge, there is no claim, action, proceeding or investigation pending or threatened against Seller with respect to any of such proprietary rights. Seller has no knowledge that any third party is infringing any of such proprietary rights.

          (j) TAXES. Seller has filed all tax reports and returns (including, without limitation, all federal, state and local income tax, franchise tax, gross receipts, sales tax, and real and personal property tax returns) required to be filed and has either paid all taxes and other charges indicated due on the basis of such returns and reports, or has made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. Seller has withheld all taxes required to be withheld by it or by any federal, state, local or foreign taxing authority. There are no claims asserted for, or, to the best of Seller's knowledge, pending questions of a material nature relating to, taxes or assessments against Seller. The reserves for taxes reflected on the Balance Sheet are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of Seller accrued through the date of such Balance Sheet.

          (k) CONTRACTS. Except as set forth on Schedule 3(k), to the best of Seller's knowledge, all material contracts and leases and other agreements to which Seller is a party or by which it or its assets are bound are valid and in full force and effect. Except as set forth on Schedule 3(k), Seller is not in default, and has not been notified by any other party that it is in default, under any material contract, lease or agreement, and no party with whom Seller has an agreement which is of material importance to Seller is in default thereunder.

          (l) LITIGATION. There are no actions, suits, proceedings and investigations pending or, to the best of Seller's knowledge, threatened against or affecting Seller, or any property or right of Seller. Seller is not aware of any fact which would provide a valid basis for any investigation, action, suit, proceeding or claim which could, either alone or in the aggregate, materially and adversely affect the condition (financial or otherwise) of Seller.

          (m) COMPLIANCE WITH LAWS. Seller is not in default in any respect under any law, ordinance, requirement, regulation, rule or order applicable to its business the violation of which might materially and adversely affect Seller. Seller is not subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to it or to its business, property or employees, and is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, to such an extent that any default would or could have a materially adverse effect on the condition (financial or otherwise) of Seller.

          (n) ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein or the fulfillment by Seller of the terms hereof will (a) conflict with or result in a breach of any provision of Seller's Articles of Incorporation or By-laws,

(b) result in a conflict or default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which Seller is bound, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the material properties or assets of Seller or (d) terminate or adversely affect any material permit, license or authorization of any governmental authorities used or required by Seller.

          (o) GOVERNMENTAL CONSENTS AND REGULATIONS. No consent, approval or other action by any local, state, federal or foreign governmental authority is required in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby.

          (p) LICENSES AND PERMITS. Seller has all licenses, permits and other authorizations of governmental authorities, domestic and foreign, necessary in the conduct of its business. Seller has not received any notice (nor, to the best of Seller's knowledge, does Seller have any reason to believe) that revocation is being considered with respect to any of such licenses, permits or authorizations.

          (q) OFFERING. Assuming the accuracy of the representations of Buyer set forth in Section 4(d), the offer and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Texas securities laws.

          (r) NO MATERIAL ADVERSE CHANGE. Since November 30, 1996, there has not been any material adverse change in the condition (financial or otherwise) of Seller.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

          (a) ORGANIZATION. Buyer is a Texas limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

          (b) AUTHORIZATION. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Buyer has taken all action required by law, its Certificate of Limited Partnership or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement and all other agreements delivered hereunder are valid and binding agreements of Buyer enforceable against Buyer in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the availability of equitable remedies.

          (c) BROKERS AND FINDERS. Neither Buyer nor any of its partners or representatives has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

          (d) INVESTMENT. Buyer is acquiring the Shares solely for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. Buyer acknowledges that (i) it is an "accredited investor" as such term if defined in Regulation D promulgated under the Securities Act, (ii) it has been granted access to all information that it considers necessary or advisable to enable it to make an informed decision concerning an investment in the Shares (including regarding the proposed transaction with Antinori Software, Inc. referenced above), (iii) it understands that the Shares have not been registered under the Securities Act or the securities act of any state, (iv) as a result thereof, there is no market for the Shares, with Buyer assuming the entire risk of investment therein, and (v) there may be restrictive legends typed or otherwise printed on the certificates representing the Shares.

     5.   FINANCIAL STATEMENTS AND REPORTING.

          (a) Seller will maintain, and cause each of its subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP and all financial statements or information delivered under subsection (b) will be prepared in accordance with GAAP.

          (b)  Seller will deliver to Buyer:

               (i) as soon as practicable after the end of each fiscal year of Seller and in any event within 120 days thereafter, a balance sheet of Seller as at the end of such year, and a statement of income of Seller for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by an independent public accounting firm selected by Seller; and

               (ii) as soon as practicable after the end of each fiscal quarter of Seller, and in any event within 45 business days thereafter, a balance sheet of Seller as of the end of such quarter, and a statement of income of Seller for such quarter and for the current fiscal year to date, prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail.

     6. CONDITIONS OF BUYER'S OBLIGATIONS TO CLOSE. The obligation of Buyer to purchase the Shares at the Closing is subject to the fulfillment on or before the Closing of the following:

          (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE. (i) The representations and warranties set forth in Section 3 hereof shall be accurate as of the Closing Date as if made on the Closing Date; (ii) Seller shall have performed all obligations and complied with all covenants and agreements required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date; and (iii) Buyer shall have received a certificate dated the Closing Date and signed by an officer of Seller to all such effects.

          (b) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the condition (financial or otherwise) of Seller from the date of the Balance Sheet through the Closing.

     7. CONDITIONS OF SELLER'S OBLIGATIONS TO CLOSE. The obligation of Seller to sell the Shares at the Closing is subject to the fulfillment on or before the Closing of the following condition: the representations and warranties set forth in Section 4 hereof shall be accurate as of the Closing Date as if made on the Closing Date and Seller shall have received a certificate dated the Closing Date and signed by the general partner of Buyer to such effect.

     8.   RIGHT OF FIRST REFUSAL.

          (a) If Buyer proposes to sell, pledge, exchange or otherwise dispose of any of its Shares, whether for cash or other consideration, Buyer shall promptly deliver to the Secretary of Seller a written notice (hereinafter referred to as the "Notice"). Such Notice shall include a true and complete copy of a written bona fide offer for the purchase or transfer of Buyer's Shares, the name and address of the proposed purchaser or transferee and the proposed purchase price, terms, and conditions of the transfer, which must include a sufficient period prior to consummation of such purchase or transfer for the option period contemplated by subsection
(b) below to expire (the "Bona Fide Offer").

          (b) Seller shall have an option to purchase all, and not less than all, of the Shares of Buyer subject to the Bona Fide Offer at the same price and upon substantially the same terms and conditions as set forth in the Bona Fide Offer by giving written notice of acceptance to Buyer within thirty (30) days after receipt of the Notice.

          (c) Upon the refusal or failure of Seller to exercise its option to purchase the Shares in accordance with subsection (b) above, such Shares may be sold upon the terms and conditions set forth in the Bona Fide Offer, provided that the notice of the closing thereunder shall be given to Seller immediately after the occurrence thereof and provided further that the purchaser of the Shares under the Bona Fide Offer and the purchaser's spouse, if such Shares were sold to an individual with a spouse, shall, as a condition precedent to such purchase, agree to be bound by all terms and provisions of this Section 8.

          (d) The right of first refusal granted to Seller hereunder shall not apply to any transfer of Shares by Buyer to any Affiliate of Buyer. For purposes of this Section 8, an "Affiliate of Buyer" shall mean any person, corporation, partnership or other entity which controls Buyer or is controlled by Buyer or is under common control of or with Buyer; provided, however, any Affiliate of Buyer shall continue to be subject to the right of first refusal granted Seller under this Section 8.

          (e)  The right of first refusal granted to Seller under this
Section 8 shall automatically terminate upon the occurrence of any of the following events:

               (i)    The bankruptcy or insolvency of Seller;

               (ii) The closing of a public offering of securities of Seller pursuant to a registration statement declared effective under the Securities Act of 1933, as amended; or

               (iii) The closing of the sale of all or substantially all of the assets of Seller, the consolidation or merger of Seller in which Seller is not the surviving corporation, or the complete liquidation of Seller in compliance with the Texas Business Corporation Act.

     9. RIGHT OF INCLUSION. Seller represents to Buyer that as of the date of this Agreement Seller has not granted to any party rights to require Seller to register under the Securities Act of 1933, as amended (the "Act"), securities issued by Seller ("registration rights"). Buyer acknowledges that the contemplated transaction with Antinori Software, Inc., as disclosed on
Schedule 3(b), likely will involve the grant of registration rights to one or more of the former shareholders of Antinori Software, Inc.

     Seller hereby grants Buyer the right to have included, in each registration under the Act of common stock (of any class) of Seller resulting from the exercise of contractual registration rights granted to such former shareholders, or to any other party, Buyer's proportionate share of such common stock; provided, however, that in order to exercise the foregoing right Buyer must first agree in writing to abide by all terms and conditions of such contractual registration rights regarding the inclusion of shares in such registration, so that to the greatest extent practical Buyer's foregoing right of inclusion is PARI PASSU with, but not superior or subordinate to, provisions regarding the inclusion of shares in the exercise of such contractual registration rights. Without limiting the foregoing, such terms and conditions may include provisions regarding Buyer's agreement to enter into an underwriting agreement in respect of any underwritten offering of Buyer's shares, indemnify the underwriters thereof, accept the exclusion of shares previously proposed to be included in any such registration based on an underwriter's or underwriters' opinion that the initially proposed number of shares to be included will adversely affect the success of the offering thereof (i.e., "underwriters' cutbacks"), and any and all other terms and conditions, whether or not customary, obligating participants in any such registration (e.g., "lock-up" provisions, provisions regarding payment of the expenses of registration, and market "standoff" and "blackout" provisions, etc.). Notwithstanding anything to the contrary in this Agreement, (a) in no event shall this Section 9 be construed to grant Buyer the right to unilaterally exercise "demand," "piggyback" or other registration rights and (b) the foregoing right of inclusion shall expire as to any shares of common stock issued by Seller when such shares are eligible for sale under Rule 144 promulgated under the Act.

     For purposes of this Section 9, Buyer's "proportionate share" shall be the number of shares of Seller's common stock (of any class) then held by Buyer multiplied by a fraction, the numerator of which is the total number shares of such common stock proposed to then be registered under the Act and the denominator is the number of shares of such common stock then issued and outstanding or otherwise contractually subject to issuance (i.e., calculated on a fully-diluted basis).

     10.  MISCELLANEOUS.

          (a) ENTIRE AGREEMENT; CONSTRUCTION. This Agreement constitutes the entire agreement between Buyer and Seller and supersedes any prior understandings or agreements, written or oral, that relate to the subject matter hereof. All representations, warranties and covenants of Buyer and Seller contained herein or in any document delivered hereunder shall survive the Closing and remain in full force and effect thereafter; provided, however, that Seller's representations and warranties set forth in subsections (e) through (r) , inclusive, of Section 3 shall survive the Closing and thereafter remain in full force and effect only until the second anniversary of the Closing.

     This Agreement may not be amended except in writing signed by both Buyer and Seller.

          (b) EXPENSES. The parties agree that all fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel and accountants.

          (c) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile transmission, or mailed by certified or registered mail with postage prepaid:

               (a)    if to Seller, to:

                         J.D. Carreker
                         Chief Executive Officer
                         The Carreker Group, Inc.
                         14001 North Dallas Parkway, Suite 1100
                         Dallas, TX 75240

or to such other person or address as Seller shall furnish to Buyer in writing:

               (b)    if to Buyer, to:

                         Ms. Susan T. Groenteman
                         3200 Trammell Crow Center
                         2001 Ross Avenue
                         Dallas, TX 75201

or to such other person or address as Buyer shall furnish to Seller in writing.

          (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          (e) HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          (f) THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          (g) FURTHER ASSURANCES. Each of the parties agree that from time to time, at the request of the other party and without further consideration, it will execute and deliver such other documents and take such other action as such other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

          (h) SCHEDULES. The Schedules to this Agreement are deemed incorporated in this Agreement and may contain information that is not expressly required to be disclosed by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       CROW FAMILY PARTNERSHIP,
                                       a Texas limited partnership

                                       By:  Crow Family, Inc., General Partner

                                            By:  /s/ Susan Groenteman
                                            Name:  Susan Groenteman
                                            Title:  Vice President


                                       THE CARREKER GROUP, INC.,
                                       a Texas corporation

                                       By:  /s/ J.D. Carreker
                                       Name:  J.D. Carreker
                                       Title:  Chief Executive Officer

STOCK PURCHASE AGREEMENT
SCHEDULE 3(b)


CAPITAL STOCK REPRESENTATIONS


Ownership of Capital Stock is reflected in the attached schedule titled Ownership of Capital Stock. The Carreker Group, Inc. (TCG) is currently involved in discussions with Antinori Software, Inc. (ASI) regarding potential merger of the two companies. Under the proposed terms of the deal, shareholders of ASI would receive shares or options in TCG in exchange for their share or options in ASI. The ASI shares and options would then be retired.
Schedule 3(b) titled Potential Ownership of Capital Stock Following Merger with Antinori Software, Inc. reflects the current projection of capital stock holdings following consummation of the proposed merger. This schedule also reflects 84,328 Class "B" options which have been previously approved by the shareholders for issuance.

In connection with the proposed merger, the board of directors will seek shareholder approval to authorize an additional 75,000 shares of class "B" options and 10,000 shares of class "A" options to facilitate the merger. Of this additional approved block, approximately 50,850 class "B" and 5,147 of the class "A" will be used in the merger and have been reflected in the attached schedule.

EMPLOYEE STOCK OWNERSHIP PROGRAM (ESOP)

Under the terms of the companies ESOP program, the company is obligated to repurchase shares of stock from the plan which the plan is required to sell in order to fund payments to participants who resign, retire, are dismissed or die. Payments for any individual participant are to be made in a lump sum if the amount is less than $3,500. For payments which exceed $3,500 payments are to be made in equal amounts over a period of five years.

OPTIONS

The company maintains a stock option plan for the benefit of its employees and directors. Option grants and available options are listed on the schedule titled Potential Ownership of Capital Stock Following Merger with Antinori Software, Inc.

SHAREHOLDER AGREEMENTS

Mr. J.D. Carreker entered into an agreement with Mr. Wyn Lewis whereby
Mr. Carreker committed to Mr. Lewis that without the consent of Mr. Lewis, he would no vote his shares of Class A Stock in favor of a Corporate Transaction unless the Class B Stock is treated equally in all material respects from an economic standpoint, with the Class A Stock in such Corporate Transaction.

Mr. J.D. Carreker entered into an agreement with W. David Sias as follows:

     - TAKE-ALONG SECURITIES. If Carreker decides to sell any of his shares in a third-party negotiated transaction, David has the right to participate in the sale on a pro rata basis and on the same terms.

     - BOARD SEAT. Denny agreed to vote his shares to elect David to the Board as long as David owns at least 15,000 shares.

The company has a right of first refusal with certain of it's holders of class A and B common stock which gives the company the right to purchase shares under certain circumstances.

The company recently completed a sale of class A stock to Science Applications International Corporation as part of the sale the following agreements were reached:

     - SAIC was given the right to participate in future offerings of Common Stock by the Company so as to avoid the dilution of SAIC's equity interest.

     - SAIC was given the option to require the Company to purchase SAIC's Shares under certain circumstances.

     - The Company was given the right to purchase SAIC's Shares under certain circumstances.

     - SAIC was granted the right to have at least one representative as a member of the Board of Directors of the Company at all times during the term of this Agreement.

     -    The Company and SAIC entered into a Strategic Alliance Agreement.

Excerpts from these agreements are available upon request.

STOCK PURCHASE AGREEMENT
SCHEDULE (3)e


ENCUMBRANCES ON ASSETS


Collateral provided to Compass Bank to secure $1,000,000 Revolving Line of Credit as follows:

Compass Bank has been granted rights in company property and assets to secure its position for loans which it may make from time to time under the above line of credit. No draws have been made under this credit facility during the past year, and none are currently anticipated.

STOCK PURCHASE AGREEMENT
SCHEDULE (3)f


INVESTMENTS


The company holds an investment interest in Payment Solutions Network, Inc. (Holdings).

The company entered into an agreement with PSN whereby the company is entitled to a payment of $250,000, subject to certain restrictions, on January 1, 1996 and on each January 1 thereafter through January 1, 2000. Each payment represents a repurchase of the companies interest in PSN on a $1 per share basis. In addition the company is entitled to a contingent payment of 7% of the first $60,000,000 of PSN revenue and 6.25% of all PSN revenues above $60,000,000 for the fiscal year ended December 31, 1999 less amounts previously paid on each January 1.

In addition to the above holdings, the company has loaned to PSN $500,000 under a working capital credit agreement, and has agreed to loan up to an addition $200,000 to finance the installation of SmartNotes software at PSN customer sites.

STOCK PURCHASE AGREEMENT
SCHEDULE (3)k


CONTRACTS


The company is not in default, and has not been notified by any other party that it is in default, under any material contract, lease or agreement.

                            CROW FAMILY PARTNERSHIP, L.P.

                                     CERTIFICATE


     The undersigned, S.T. Groenteman, Vice President, of Crow Family, Inc., a Texas corporation and the general partner of Crow Family Partnership, L.P., a Texas limited partnership ("Buyer"), does hereby certify as follows:

     1. This Certificate is furnished to The Carreker Group, Inc. ("Seller") in connection with the closing of the transactions contemplated by the Stock Purchase Agreement dated as of January 10, 1997 (the "Agreement") by and between Buyer and Seller and pursuant to Section 7 of the Agreement.

     2.   All of the representations and warranties of Buyer set forth in
          Section 4 of the Agreement are true and correct on the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 28 day of January, 1997.

                                             Crow Family, Inc.


                                             By:  /s/ S.T. Groenteman
                                                  -----------------------------
                                                  Name:  Susan Groenteman
                                                         ----------------------
                                                  Title: Vice President
                                                         ----------------------